EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 2nd day of November 2005 by and among Dragon Venture., a Nevada Corporation, (hereinafter referred to as "Dragon"), Genesis Technology Group, Inc., a Florida corporation, (hereinafter referred to as "Genesis") and Zhaoli Technology Development Company, Limited (hereinafter referred to as "Chorry"), a Chinese Limited Liability Company. (All together Dragon, Chorry, and Genesis shall be referred to as the "Parties")

                                    RECITALS:

A. Genesis Technology Group, Inc. owns 80% of the issued and outstanding shares of the capital stock of Zhaoli Technology Development Company, Limited.

B. Dragon Venture is seeking to acquire Genesis' 80% of the issued and outstanding capital stock of the Zhaoli Technology Development Company, Limited, making Chorry a subsidiary of Dragon, and

C. Genesis Technology Group, Inc. seeks to divest its ownership of Zhaoli Technology Development Company, Limited.

D. Zhaoli Technology Development Company, Limited is an information technology enterprise operating in China. Zhaoli Technology Development Company, Limited provides software solutions which integrate sales and technology with various services. Zhaoli Technology Development Company, Limited was formerly known as Shanghai Zhaoli Technology Development Company, Ltd.

E. The management of Zhaoli Technology Development Company, Limited seek to become a subsidiary of Dragon,

F. The board of directors and management of Genesis Technology Group, Inc. have authorized the transaction as delineated herein through a vote before December 15, 2005.

G. The board of directors and management of Zhaoli Technology Development Company, Limited have authorized the transaction as delineated herein through a vote before December 15, 2005.

H. It is the intention of the parties hereto that: (i) Genesis shall deliver to Dragon BLANK shares of Chorry representing an 80% ownership of the issued and outstanding capital stock of Chorry (ii) Dragon shall issue to Genesis, common shares of Dragon with a current market value of $500,000.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

         1.1 Exchange of Shares. Dragon and Genesis hereby agree that immediately following shareholder approval of the Agreement, Genesis will deliver 100% of its shares of Zhaoli Technology Development Company, Limited representing its 80% ownership to Dragon Venture, and Dragon Venture will deliver $500,000 worth of shares of common stock of Dragon Venture to Genesis. The amount of the shares to be issued to Genesis will be calculated at the average closing ask price for the 10 days prior to the closing date ("Dragon Shares"). The closing date will be the day that Genesis obtains shareholder approval for the transaction ("Closing Date"), but no later than December 15, 2005.

         1.2 Delivery of Chorry Shares. On the Closing Date, Genesis will deliver to Dragon stock certificates representing 80% of the Zhaoli Technology Development Company, Limited, duly endorsed (or with executed stock powers) so as to make Dragon the 80% owner thereof. Dragon shall issue to Genesis $500,000 worth of Dragon Venture common stock.

         1.3 Investment Intent. The newly issued shares of Dragon common stock have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the common shares are registered under the Act or an exemption from such registration is available. Genesis represents and warrants that it is acquiring the common shares for its own account, for purposes of investment. The common shares issued to Genesis can be sold in compliance with Rule 144 of the Act. Each certificate will have a legend thereon incorporating language as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

         1.4. Conditions Precedent. Completion of the Exchange shall be conditional upon (a) Dragon has obtained all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders; (b) Genesis has obtained all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders;

SECTION 2. REPRESENTATIONS AND WARRANTIES OF GENESIS TECHNOLOGY GROUP, INC., AND ZHAOLI TECHNOLOGY DEVELOPMENT COMPANY, LIMITED

         Genesis and Chorry hereby represent and warrant as follows:

         2.1 Organization and Good Standing; Ownership of Shares. Chorry, a subsidiary of Genesis, is an entity duly organized, validly existing and in good standing under the laws of China, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Chorry, a subsidiary of Genesis, is duly licensed or qualified and in good standing as a Chinese company where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either Genesis or Chorry to issue, sell or transfer any stock or other securities of Chorry.

         2.2 Ownership of Capital Stock. Genesis is the beneficial owner of record and beneficially of 80% of the shares of capital stock of Chorry, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. Genesis has clearly informed Dragon that the question of "registered capital" may be an issue in China, and Dragon agrees that it accepts all future liabilities to obtain such registered capital of Chorry, if required by Chinese law or regulatory agencies.

         2.3 Financial Statements, Books and Records. There has been previously delivered to Dragon the audited balance sheet of Genesis as of June 30, 2005 (the "Balance Sheet"). The Balance Sheet is true and accurate and fairly represents the financial position of Chorry as at such date, and has been prepared in accordance with generally accepted accounting principles consistently applied. For the year ended September 30, 2005, Genesis and Dragon shall equally divide the cost of the audit to be performed by Sherb & Company.

         2.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Company's capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         2.5 Taxes. Genesis and Chorry have prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         2.6 Compliance with Laws. Genesis and Chorry have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Company.

         2.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Articles of Incorporation or By-Laws of the Genesis and/or Chorry;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Genesis and/or Chorry is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of Genesis and/or Chorry; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of Genesis and/or Chorry.

         2.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Genesis and/or Chorry.

         2.9 Brokers or Finders. No broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Genesis and/or Chorry.

         2.10 Real Estate. Neither Genesis and/or Chorry owns real property nor is a party to any leasehold agreement.

         2.11 Tangible Assets. Genesis and/or Chorry has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Genesis and/or Chorry, any related capitalized items or other tangible property material to the business of Genesis and/or Chorry (the "Tangible Assets"). Genesis and/or Chorry holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of Genesis and/or Chorry and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

         2.12 Liabilities. Genesis and/or Chorry do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Genesis and/or Chorry will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         2.13 Operations of the Company. From the date of the Balance Sheet on June 30, 2005 and through the Closing Date hereof Genesis and/or Chorry has not and will not have:

                  (i)      incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of Genesis and/or Chorry except in the ordinary course of business; or

                  (vi) materially increased the annual rate of compensation of any executive employee of Genesis and/or Chorry;

                  (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of Genesis and/or Chorry;

                  (viii) issued any equity securities or rights to acquire such equity securities; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         2.14 Capitalization. Chorry is a Chinese liability company with RMB 5,000,000 registered capital and two shareholders, Genesis Technology Group, Inc. and Wuzhang Wang.

         2.15 Full Disclosure. No representation or warranty by Genesis and/or Chorry in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Dragon pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Genesis and/or Chorry.

         2.16 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF DRAGON

         Dragon hereby represents and warrants to the Company and the Shareholders as follows:

         3.1 Organization and Good Standing. Dragon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of Dragon consists of 100,000,000 shares of Common Stock (Par Value $0.001), of which 70,031,060 shares are presently issued and outstanding. Dragon is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by Dragon or the nature of the business transacted by it make such license or qualification necessary. Dragon does have subsidiaries doing business in China.

         3.2 The Dragon Shares. The Dragon Shares to be issued to the Shareholder have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         3.3 Financial Statements; Books and Records. There has been previously delivered to the Company, the unaudited balance sheet of Dragon as June 30, 2005. (the "Dragon Balance Sheet") and the related statements of operations for the periods then ended (the "Dragon Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of Dragon as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

         3.4 No Material Adverse Changes. Since the date of the Dragon Balance Sheet on June 30, 2005, there has not been:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Dragon;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Dragon, whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Dragon capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Dragon of any properties or assets; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         3.5 Taxes. Dragon has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it or the failure to make such filings and resulting liability would not be material relative to the results of operations of Dragon. Dragon has paid all taxes shown to be due by the said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         3.6 Compliance with Laws. Dragon has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of Dragon or the trading market for the shares of Dragon Common Stock.

         3.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Articles of Incorporation or By-Laws of Dragon;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Dragon is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Dragon or upon the properties or business of Dragon; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Dragon.

         3.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Dragon.

         3.9 Brokers or Finders. No broker's or finder's fee will be payable by Dragon in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Dragon.

         3.10 Assets Dragon has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Dragon, any related capitalized items or other tangible property material to the business of Dragon (the "Dragon Tangible Assets"). Dragon holds all rights, title and interest in all the Dragon Tangible Assets owned by it on the Dragon Balance Sheet or acquired by it after the date of the Dragon Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Dragon Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of Dragon and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

         3.11 Liabilities. Dragon does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Dragon will not have any Liabilities, other than Liabilities fully and adequately reflected on the Dragon Balance Sheet or Dragon balance sheet dated June 30, 2005, except for Liabilities incurred in the ordinary course of business.

         3.12 Operations of Dragon. Except as set forth on Schedule 3.11 attached hereto and since the date of the Dragon Balance Sheet on June 30, 2005, Dragon has not:

                  (i)      incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of Dragon except in the ordinary course of business; or

                  (vi) materially increased the annual level of compensation of any executive employee of Dragon;

                  (vii) increased, terminated amended or otherwise modified any plan for the benefit of employees of Dragon;

                  (viii) issued any equity securities or rights to acquire such equity securities; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         3.13 Authority to Execute and Perform Agreements. Dragon has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Dragon, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Dragon of this Agreement, in accordance with its respective terms and conditions will not:

                  (i) require the approval or consent of any governmental or regulatory body, the Stockholders of Dragon, or the approval or consent of any other person;

                  (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, Dragon is a party or by or to which Dragon is bound or subject; or

                  (iii) result in the creation of any lien or other encumbrance on the assets or properties of Dragon.

         3.14 Delivery of Periodic Reports; Compliance with 1934 Act. Dragon is a non-reporting company and will not deliver any periodic reports to the shareholder.

         3.15 Capitalization. The authorized capital stock of Dragon consists of 100,000,000 shares of common stock, $.001 par value, of which 70,031,060 shares are presently issued. Except as indicated in Schedule 3.14 hereto, Dragon has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Dragon.

         3.16 Full Disclosure. No representation or warranty by Dragon in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company or the Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Dragon.

         3.17 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

SECTION 4. COVENANTS OF COMPANY AND SHAREHOLDER

         The Company and the Shareholders covenant to Dragon as follows:

         4.1 Conduct of Business. From the date hereof through the Closing Date, Genesis and Chorry shall conduct its business in the ordinary course.

         4.2 Preservation of Business. From the date hereof through the Closing Date, Genesis and Chorry shall use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         4.3 Litigation. Genesis and Chorry shall promptly notify Dragon of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, shareholder or other representative with respect to the affairs of the Company.

         4.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, Genesis and Chorry shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

                  (i) promptly give notice to Dragon of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 5. COVENANTS OF DRAGON

         DRAGON covenants to Genesis and Chorry as follows:

         5.1 Conduct of Business. From the date hereof through the Closing Date, Dragon shall conduct its business in the ordinary course and, without the prior written consent of Chorry, shall ensure that Dragon does not undertake any of the actions specified in Section 3.12 hereof.

         5.2 Preservation of Business. From the date hereof through the Closing Date, Dragon shall preserve its business organization intact and use its best efforts to preserve Dragon goodwill.

         5.3 Litigation. Dragon shall promptly notify Chorry of any lawsuits, claims, proceedings or investigations that after the date hereof are threatened or commenced against Dragon or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of Dragon.

         5.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, Dragon shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

                  (i) promptly give notice to Chorry of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

         5.5 No Other Negotiations. From the date hereof until the earlier of the termination of this Agreement or consummation of this Agreement, Dragon will not permit and will not authorize any officer or director of Dragon or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of the capital stock by merger, sale or any other means or any other transaction that would involve a change in control of Dragon, or any transaction in which Dragon contemplates issuing equity or debt securities.

SECTION 6. COVENANTS

         6.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

         6.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         6.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to a closing on October 31, 2005, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing Date.

SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATION OF GENESIS AND CHORRY TO CLOSE

         The obligation of Genesis and Chorry to enter into and complete the Agreement is subject, at the option of Genesis and Chorry, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Dragon in writing.

         7.1 Representations and Covenants. The representations and warranties of Genesis and Chorry contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Genesis and Chorry shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Genesis and Chorry on or prior to the Closing Date. Genesis and Chorry shall have delivered to Dragon, if requested, a certificate, dated the Closing Date, to the foregoing effect.

         7.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the closing shall have been obtained. The Board of Directors of Genesis and Chorry shall have approved the transactions contemplated by this Agreement and Genesis and Chorry shall have delivered to Dragon, if requested by Dragon, resolutions by its Board of Directors, certified by the Secretary of each company, Genesis and Chorry, authorizing the transactions contemplated by this Agreement.

         7.3 Satisfactory Business Review. Genesis and Chorry shall have satisfied itself, after Genesis, Chorry and its representatives have completed the review of the business of Dragon contemplated by this Agreement, that none of the information revealed thereby or in the Dragon Balance Sheet has resulted in, or in the reasonable opinion of Genesis and Chorry may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Dragon.

         7.4 Certificate of Good Standing. In the event such request is furnished to Genesis, Genesis shall receive a certificate of good standing dated 10 business days prior to the Closing Date to the effect that Genesis and Chorry are in good standing under the laws of its jurisdictions of incorporation.

         7.5 Stock Certificates: At the Closing, Genesis will deliver the certificates in the amount of BLANK shares of Zhaoli Technology Development Company, Limited representing 80% of the issued and outstanding shares of Zhaoli Technology Development Company, Limited, duly endorsed (or with executed stock powers) so as to make Dragon the 80% owner thereof within 10 business days.

         7.8 Other Documents. (ZHAOLI) TECHNOLOGY DEVELOPMENT COMPANY, LIMITED shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND SHAREHOLDER TO CLOSE

         The obligation of Dragon to enter into and complete the agreement is subject, at the option of Dragon, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Dragon.

         8.1 Representations and Covenants. The representations and warranties of Dragon contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. Dragon shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by Dragon on or prior to the Closing Date. Dragon will deliver to Dragon and Chorry, if requested, a certificate, dated the Closing Date and signed by an executive officer of Dragon, to the foregoing effect within 10 business days after the closing.

         8.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Agreement shall have been obtained. The Board of Directors of Dragon shall have approved the transactions contemplated by this Agreement, and Dragon will deliver to Chorry, if requested, resolutions by their Board of Directors certified by the Secretary of Dragon authorizing the transactions contemplated by this Agreement within 10 business days after the closing.

         8.5 Satisfactory Business Review. Dragon shall have satisfied itself, after Dragon and its representatives have completed the review of the business of Chorry contemplated by this Agreement, that none of the information revealed thereby or in the Balance Sheet has resulted in, or in the reasonable opinion of Dragon may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Chorry.

         8.6 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Company and the Shareholder, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Dragon.

         8.7 Certificate of Good Standing. In the event such request is made by the board of directors of Chorry, Dragon shall deliver to Chorry a certificate of good standing within 10 business days after the Closing Date to the effect that Dragon is in good standing under the laws of its jurisdictions of incorporation.

         8.8 Stock Certificates. Following the Closing Date, Genesis shall receive certificates representing the Dragon Shares to be received pursuant hereto and subject to the conditions previously described within 10 business days.

         8.9 Other Documents. Dragon shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 9. INDEMNIFICATION

         9.1 Obligation of Genesis to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Sections 8, Genesis hereby agrees to indemnify, defend and hold harmless Dragon from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Dragon contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         9.2 Obligation of Dragon to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 7, Dragon hereby agrees to indemnify, defend and hold harmless Genesis from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Genesis contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 10. THE CLOSING

         The Closing shall take place as soon as Genesis shareholders approve the Agreement. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 11. MISCELLANEOUS

         11.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         11.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

         11.3 Assignment. This Agreement is not assignable except by operation of law.

         11.4 Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

GENESIS TECHNOLOGY GROUP, INC.                     DRAGON VENTURE
                            AND
(ZHAOLI) TECHNOLOGY DEVELOPMENT COMPANY, LIMITED   335 Guoding Road
                                                   Building 2, Suite 2009
Genesis Technology Group, Inc.                     Shanghai, China
7900 Glades Road, Suite 420                        Tel: 86-21-55522888
Boca Raton, FL 33434                               Fax: 86-21-55660988
TELEPHONE: 561-988-9880
FAX: 561-988-9890

Any notice or statement given under this Agreement shall be deemed to have been given if sent either by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor or via facsimile to the numbers provided.

         11.5 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

         11.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party except as required to stay in compliance with the Dragon reporting obligations under the Securities Exchange Act of 1934.

         11.7 Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Genesis' Shares and the Dragon Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         11.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                               ZHAOLI TECHNOLOGY DEVELOPMENT
GENESIS TECHNOLOGY GROUP, INC.                 COMPANY, LIMITED (AKA CHORRY)

         /s/ Gary L. Wolfson                         /s/ Wuznag Wang
--------------------------------------------   ---------------------------------
Sign name                                      Sign name

         Gary L. Wolfson                             Wuzhang Wang
--------------------------------------------   ---------------------------------
Pint Name                                      Pint Name

         CEO, Chairman of the Board                  CEO
--------------------------------------------   ---------------------------------
Title                                          Title

             November 1, 2005                        November 2, 2005
--------------------------------------------   ---------------------------------
Date                                           Date

--------------------------------------------------------------------------------
DRAGON VENTURE

         /s/ Lawrence Wang
--------------------------------------------
Sign name

         Lawrence Wang
--------------------------------------------
Pint Name

         CEO
--------------------------------------------
Title

         November 2, 2005
--------------------------------------------
Date